Exhibit 10.2

TERMINATION AND RELEASE AGREEMENT

[$100MM Credit Agreement]

This Termination and Release Agreement (this “Agreement”) is made and entered into as of July 8, 2020 (the “Effective Date”) by and between (i) HLEE Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its address at 8-10, Avenue de la Gare, L-1610 Luxembourg, hereinafter referred to as “Lender”; and (ii) Facebank Group, Inc., a Florida corporation (USA), with its address at 1115 Broadway, 12th Floor, New York, NY 10010, USA, hereinafter referred to as “Borrower”. Lender and Borrower may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

(A)	On or about March 11, 2020, Lender and Borrower entered into the Credit Agreement as attached hereto as Exhibit A (the “Credit Agreement”), pursuant to which the Lender provided the Borrower with the loan facility in the amount of US$100,000,000, and the Borrower obtained the loan facility and undertook the liability to repay the loan amount and the interest on the loan to the Lender in accordance with the terms and conditions of the Credit Agreement;

(B)	In relation to the Credit Agreement, on or about March 11, 2020, Lender and Borrower entered into the Security Agreement as attached hereto as Exhibit B (the “Security Agreement”); and

(C)	In relation to the Credit Agreement, on or about March 11, 2020 the Borrower issued a Promissory Note to the Lender for the amount of US$100,000,000 as attached hereto as Exhibit C (the “Note”, with the Credit Agreement, Security Agreement and Note hereinafter referred to collectively as “Loan Agreement”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties now agree as follows:

1.	Incorporation of Recitals; Definitions. The Recitals as set forth above are incorporated herein by reference and shall constitute operative provisions of this Agreement. The Credit Agreement, the Security Agreement and the Note may be referred to collectively herein as the “Loan Documents”.

2.	Acknowledgement and Termination.

(a)	Lender and Borrower acknowledge and agree that no amounts have been loaned to Borrower pursuant to the Loan Documents, and that no amounts or payments are due to Lender pursuant to the Loan Documents.

(b)	Lender and Borrower agree that, as of the Effective Date, each of the Loan Documents are each hereby terminated by the mutual agreement of the Lender and the Borrower, and each Loan Document shall be null and void and of no further force or effect. The Lender and Borrower acknowledge and agree that upon signing of this Agreement by the Lender and Borrower (w) all of the obligations under the Loan Documents shall be terminated and satisfied in full, (x) the commitment of the Lender to make any loans to the Borrower under any Loan Document shall be automatically terminated, (y) the liens and security interests granted pursuant to the Loan Documents shall be automatically and irrevocably released and terminated in their entirety and shall be of no further force or effect, and (z) the Borrower or its designee shall be and will continue to be authorized to file any release documents in order to evidence the termination of the liens and security interests granted pursuant to the Loan Documents and the Lender will, at the Borrower’s sole expense, promptly execute and deliver such documents as the Borrower may reasonably request in order to evidence the termination of such liens and security interests granted pursuant to the Loan Documents.

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3.	Mutual General Release of Claims.

(a)	Effective as of the Effective Date, for and in consideration of One Dollar ($1) and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged and accepted, each Party, for itself and its Affiliates as of the Effective Date, and each of their respective predecessors, successors, heirs, counsel and attorneys (collectively, the “Releasor Parties”) hereby does hereby irrevocably, unconditionally and forever release, discharge and remise each other Party and its current Affiliates, and their respective past or present directors, shareholders, officers, managers, members, partners, employees, predecessors, successors, assigns, heirs, representatives, counsel, attorneys and agents (collectively, the “Released Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, suspected or unsuspected (the “Claims”) that any Releasor Party may have now or may have in the future, against any of the Released Parties to the extent that those Claims arose, may have arisen, or are based on or related to events or actions which occurred at any point in the past, from the beginning of time, and up to and including the Effective Date, including, without limitation, any such matters related to, or arising from, the Loan Documents or the transactions contemplated in any of the forgoing, and including, but not limited to, any transactions or actions with, or involving, any promissory notes, warrants or other agreements between any two or more of the Parties, but excluding, for greater certainty, the obligations of Released Party hereunder (collectively, the “Released Claims”). Each Party represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Released Claims released herein are owned by the Party releasing the same, which has the respective sole authority to release them. Each Releasor Party agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Released Claim which is released and discharged herein.

(b)	Each Releasor Party agrees not to file any claim, charge, complaint, action, or cause of action against any Released Party related to the Released Claims, and further agrees to indemnify and save harmless each Released Party from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by such Releasor Party against any Released Party in violation of the terms and conditions of this Agreement. In the event that any Releasor Party brings a suit against any Released Party in violation of this covenant, the Party to which such Releasor Parties relate agrees to pay any and all costs of the Released Party against whom such a claim is brought, including attorneys’ fees, incurred by such Released Party in challenging such action. Any Released Party that has not signed this Agreement is an intended third-party beneficiary of this Agreement.

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(c)	Each Releasor Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Released Party in any forum or form and should any such charge or action be filed by any Releasor Party or by any other person or entity on any Releasor Party’s behalf involving matters covered by this Section 3, the Releasor Party agrees to, at the request of the affected Released Party in the Released Party’s sole discretion, either (i) promptly give the agency or court before which such action is pending a copy of this Agreement and inform them that any such claims any such Releasor Party might otherwise have had are now settled, or (ii) immediately withdraw, dismiss or discontinue such action.

(d)	Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each party had an opportunity to consult legal counsel.

(e)	For purposes herein, “Affiliate” shall mean, as to any person or entity (each, a “Person”), any other Person that, directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

4.	Representations and Warranties of Lender. Lender represents and warrants to the Borrower as set forth below.

(a)	Due Authority; No Violation. Lender has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Transactions”) have been duly and validly authorized by Lender, and no other proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the Transactions on the part of Lender. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Lender is a party or by which Lender’s assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Lender or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which Lender is a party or by which it or any of its assets or properties are bound.

(b)	Approvals. No approval, authority, or consent of or filing by Lender with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the Transactions.

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(c)	Enforceability. This Agreement has been duly executed and delivered by Lender and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Borrower, constitutes the legal, valid, and binding obligation of Lender, enforceable against Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

5.	Representations and Warranties of the Borrower. The Borrower represents and warrants to Lender as set forth below.

(a)	Due Authority; No Violation. The Borrower has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of the Borrower, and no other proceedings on the part of the Borrower are necessary to authorize the execution, delivery and performance of this Agreement or the Transactions on the part of the Borrower. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Borrower is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Borrower or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Borrower’s organizational documents, or any order, judgment, arbitration award, or decree to which the Borrower is a party or by which it or any of its assets or properties are bound.

(b)	Approvals. No approval, authority, or consent of or filing by the Borrower with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the Transactions.

(c)	Enforceability. This Agreement has been duly executed and delivered by the Borrower and, assuming that this Agreement constitutes the legal, valid and binding obligation of Lender, constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6.	Governing law; Waiver of Jury Trial.

(a)	This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereunder. Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York, New York. By execution and delivery of this Agreement, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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(b)	EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(b).

(c)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

7.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

8.	Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, or via overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Borrower, to:

Facebank Group, Inc.

Attn: David Gandler

1115 Broadway, 12th Floor,

New York, NY 10010

Email: dgandler@fubo.tv

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If to the Lender, to:

HLEE Finance S.à r.l.,

Attn: Marek Domagala

8-10, Avenue de la Gare, L-1610 Luxembourg

Email: [_______________]

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with receipt confirmed by recipient and (iv) three (3) days after mailing, if sent by registered or certified mail.

9.	Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

10.	Confidentiality. Each Party agrees with the other that it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Transactions.

11.	Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with Transactions) or file any document, relating to this Agreement and the Transactions, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law, shall be delivered to each Party at least one (1) business day prior to the release thereof unless otherwise prohibited by applicable law.

12.	Third-Party Beneficiaries. This contract is strictly between the Parties, and, except as specifically provided herein, including, without limitation, in Section 3, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

13.	Expenses. Other than as specifically set forth herein, each Party will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the Transactions.

14.	Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the Parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

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15.	Survival. The representations, warranties, and covenants of the respective Parties shall survive the Effective Date and the consummation of the Transactions.

16.	Rights and Remedies; Amendment; Waiver; Etc. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended at any time only by a writing signed by all of the Parties. Any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

17.	Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

18.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

19.	No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

20.	Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

21.	Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Transactions.

22.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.

HLEE Finance S.à r.l.

/s/ Sebastian Koller		/s/ Marek Domagala
Name:	Sebastian Koller	Name:	Marek Domagala
Title:	Manager	Title:	Manager

Facebank Group, Inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

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Exhibit A

Credit Agreement

(Attached)

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Exhibit B

Security Agreement

(Attached)

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Exhibit C

Promissory Note

(Attached)

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